Exhibit (11) under N-1A
                                          Exhibit 23 under Item 601/Reg SK



                               ARTHUR ANDERSEN LLP








                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 29 to Form N-1A Registration Statement of Federated U.S. Government Securities Fund: 2-5 Years of our report dated March 5, 1998, on the financial statements as of January 31, 1998, of Federated U.S. Government Securities Fund: 2-5 Years, included in or made a part of this registration statement.



/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
March 25, 1998